Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer, or both, of MFRI, INC., a Delaware corporation (the "Company"), does hereby constitute and appoint BRADLEY E. MAUTNER and KARL J. SCHMIDT, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys to execute, file or deliver any and all instruments and to do all acts and things which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Exchange Act of 1934, as amended, and any requirements or regulations of the Securities and Exchange Commission in respect thereof, in connection with the Company's filing of an annual report on Form 10-K for the Company's fiscal year 2015, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his name as a director or officer, or both, of the Company, as indicated below opposite his signature, to the Form 10-K, and any amendment thereto; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 13th day of April, 2016.

/s/ Bradley E. Mautner Bradley E. Mautner, Director, President and Chief Executive Officer (Principal Executive Officer)	/s/ David S. Barrie David S. Barrie, Director, Chairman of the Board of Directors
/s/ Karl J. Schmidt Karl J. Schmidt, Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	/s/ Michael J. Gade Michael J. Gade, Director
/s/ David Unger David Unger, Director	/s/ Mark A. Zorko Mark A. Zorko, Director

/s/ Dennis Kessler Dennis Kessler, Director	/s/ Jerome T. Walker Jerome T. Walker, Director

/s/ David Brown David Brown, Director